As filed with the Securities and Exchange Commission on March 20, 2003

Registration No. 333-67700

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COINSTAR, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-3156448
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1800 114th Avenue S.E.

Bellevue, Washington 98004

(425) 943-8000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David W. Cole

Chief Executive Officer

Coinstar, Inc.

1800 114th Avenue S.E.

Bellevue, WA 98004

(425) 943-8000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Eric DeJong, Esq.

Perkins Coie LLP

1201 Third Avenue, 48th Floor

Seattle, Washington 98101-3099

(206) 583-8888

DEREGISTRATION OF SECURITIES

On August 16, 2001, Coinstar, Inc. (the “Company”) filed a registration statement on Form S-3 (File No. 333-67700) (the “Registration Statement”) which registered 52,656 shares of its common stock for resale from time to time. The Registration Statement was declared effective by the Securities and Exchange Commission on August 23, 2001. This Post-Effective Amendment No. 1 to the Registration Statement deregisters all of the shares of common stock that remain unsold hereunder as of the date hereof. The Company is no longer obligated to maintain the effectiveness of the Registration Statement under the terms of the Securities Purchase Agreement among the Company and certain stockholders of Meals.com, Inc. dated as of June 21, 2001, which was filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K (File No. 000-22555) filed on June 22, 2001.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the city of Seattle, state of Washington, on the 20th day of March, 2003.

COINSTAR, INC.

By:	/s/ DAVID W. COLE
David W. Cole Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated below on the 20th day of March, 2003.

Signature	Title

/s/ DAVID W. COLE David W. Cole	Chief Executive Officer and Director (principal executive officer)

/s/ RICHARD C. DECK Richard C. Deck	Chief Accounting Officer (principal financial and accounting officer)

/s/ KEITH D. GRINSTEIN Keith D. Grinstein	Chairman of the Board

/s/ DEBORAH L. BEVIER Deborah L. Bevier	Director

Fran M. Conley	Director

/s/ DAVID M. ESKENAZY David M. Eskenazy	Director

/s/ ROBERT D. SZNEWAJS Robert D. Sznewajs	Director

/s/ RONALD B. WOODARD Ronald B. Woodard	Director